Exhibit 99.1

ARTICLES OF AMENDMENT

TO THE

SECOND AMENDED AND RESTATED CHARTER OF

AMSURG CORP.

(Series D Mandatorily Convertible Preferred Stock)

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned officer of AmSurg Corp., a corporation organized and existing under the laws of the State of Tennessee (the “Company”), does hereby submit for filing these Articles of Amendment to its Second Amended and Restated Charter, as amended:

FIRST: The name of the Company is AmSurg Corp.

SECOND: The first paragraph of Article 7 shall be deleted and replaced in its entirety with the following:

“The aggregate number of shares of capital stock the Corporation is authorized to issue is 75,000,000 shares, of which 70,000,000 shares shall be common stock, no par value (the “Common Stock”), and 5,000,000 shares shall be preferred stock, no par value (the “Preferred Stock”). The Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights of any class of shares before the issuance of any shares of that class or one or more series within a class before the issuance of any shares within that series.”

THIRD: Section 7(2) shall be deleted in its entirety.

FOURTH: Pursuant to the authority vested in the Board of Directors in accordance with the provisions of Article 7 of the Charter, [—] shares of the authorized preferred stock of the Company are hereby designated “Series D Mandatorily Convertible Preferred Stock”.

The preferences, limitations and relative rights of the Series D Mandatorily Convertible Preferred Stock are as follows:

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series D Mandatorily Convertible Preferred Stock” (the “Series D Preferred Stock”). The number of shares constituting such series shall be [—]. There shall be no par value per share of the Series D Preferred Stock.

Section 2. Ranking. The Series D Preferred Stock will, with respect to dividend rights, rights on liquidation, winding-up and dissolution and redemption and repurchase rights, rank (a) on a parity with the Series E Preferred Stock and any Qualifying Future Parity Stock and (b) senior to the common stock, no par value per share, of the Company (the “Common Stock”), and, subject to compliance with Section 13(b) hereof and Section 13(b) of the Series E Articles of Amendment in connection with the designation, creation or establishment of any new class or series of capital stock of the Company, each other class or series of capital stock of the Company outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series D Preferred Stock as to dividend rights, rights on liquidation, winding-up and dissolution of the Company and redemption and repurchase rights (collectively referred to as “Junior Securities”).

Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a) “Acquirer” has the meaning set forth in Section 8(a)(i).

(b) “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

(c) “Articles of Amendment” means these Articles of Amendment of the Company to the Second Amended and Restated Charter of the Company, dated as of [—], 2014.

(d) “Beneficial Owner”, “Beneficially Own” and “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

(e) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(f) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in Nashville, Tennessee or San Francisco, California are generally required or authorized by law to be closed.

(g) “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into any such equity interests.

(h) “Charter” means the Second Amended and Restated Charter of the Company, as amended.

(i) “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on The NASDAQ Global Market on such date. If the Common Stock is not traded on The NASDAQ Global Market on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on The NASDAQ Global Market shall be such closing sale price and last reported sale price as reflected on the website of The NASDAQ Global Market (http://www.nasdaq.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of The NASDAQ Global Market and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of The NASDAQ Global Market shall govern.

(j) “Common Stock” has the meaning set forth in Section 2.

(k) “Company” has the meaning set forth in the preamble.

(l) “Company Conversion Notice” means a written notice that is executed and delivered to the Holders by the Company at any time after the Initial Shareholders’ Meeting if Shareholder Approval is not obtained at the Initial Shareholders’ Meeting and that expressly states in such written notice that it is intended to result in the mandatory conversion of the Series D Preferred Stock pursuant to Section 9 and be the written notice contemplated by this definition. Notwithstanding anything contained herein to the contrary, the Company may not deliver a Company Conversion Notice between the time of the Initial Shareholders’ Meeting and prior to the date that is 180 days following the Effective Date if (i) Shareholder Approval is not obtained at the Initial Shareholders’ Meeting and (ii) the Holders of a majority of the outstanding shares of Series D Preferred Stock and the Company mutually agree in writing that the Company shall call a Subsequent Shareholder Meeting.

(m) “Company Redemption Date” has the meaning set forth in Section 7(a)(ii).

(n) “Company Redemption Notice” has the meaning set forth in Section 7(a)(ii).

(o) “Company Redemption Price” has the meaning set forth in Section 7(a)(i).

(p) “Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series D Preferred Stock, and its successors and assigns.

(q) “Conversion Date” has the meaning set forth in Section 10(c).

(r) “Conversion Limitation” has the meaning set forth in Section 9(b).

(s) “Conversion Notice” means the Company Conversion Notice or the Holder Conversion Notice, as applicable.

(t) “Conversion Price” means for each share of Series D Preferred Stock, $[—]1; provided that the foregoing shall be subject to adjustment as set forth herein.

(u) “Conversion Time” has the meaning set forth in Section 10(d).

(v) “Current Market Price” means, on any date of determination, the average of the daily Closing Price per share of the Common Stock or other securities on each of the twenty (20) consecutive Trading Days preceding (and including) the earlier of the day immediately before the issuance, dividend or distribution in question and the day immediately before the Ex-Date with respect to the issuance or distribution, giving rise to an adjustment to the Conversion Price pursuant to Section 11.

(w) “Effective Date” means the date on which shares of the Series D Preferred Stock are first issued.

(x) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(y) “Exchange Property” has the meaning set forth in Section 12(a).

(z) “Ex-Date” when used with respect to any issuance, dividend or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 11, means the first date on which the Common Stock or other securities trade without the right to receive the issuance, dividend or distribution.

(aa) “Fair Market Value” means, for any Fundamental Change, (i) with respect to cash consideration, the total amount of such cash consideration in United States dollars, (ii) with respect to non-cash consideration consisting of publicly-traded securities, (x) the value of such consideration as provided in the definitive agreement with respect to such Fundamental Change or (y) if such definitive agreement does not provide such a value or no definitive agreement is executed in connection with such Fundamental Change, the average Closing Price of such securities on the last twenty (20) completed Trading Days immediately prior to the Fundamental Change Purchase Date with respect to such Fundamental Change and (iii) with respect to non-cash consideration not consisting of publicly-traded securities, such amount as is determined to be the fair market value of such non-cash consideration as determined in good faith by the Board of Directors (provided, however, that if requested in writing by the holders of a majority of the shares of Series D Preferred Stock, such fair market value will be determined by an investment bank selected by the Company and that is reasonably acceptable to such holders and the Company shall pay the fees and expenses of such investment bank in making such determination).

(bb) “Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:

(i) the Company becomes aware that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or has become the “beneficial owner”

[1]	To be the Applicable Parent Share Price.

(as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(ii) at any time during any period of up to 24 consecutive months, commencing on the Issue Date, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(iii) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution; or

(iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, each transferee becomes a Subsidiary of the transferor of such assets.

(cc) “Fundamental Change Effective Date” means, with respect to any Fundamental Change, the date on which the Fundamental Change is consummated.

(dd) “Fundamental Change Notice” has the meaning set forth in Section 8(a)(ii).

(ee) “Fundamental Change Offer” has the meaning set forth in Section 8(a)(i).

(ff) “Fundamental Change Purchase Date” means, with respect to any Fundamental Change, the date specified in the Fundamental Change Notice with respect to such Fundamental Change.

(gg) “Fundamental Change Share Price” means, with respect to any Fundamental Change, the Fair Market Value of the consideration (if any) that each share of Common Stock would be entitled to receive (including, without limitation, any retained Common Stock or other Capital Stock of the Company) in such Fundamental Change.

(hh) “Holder” means the Person in whose name the shares of the Series D Preferred Stock are registered, which may be treated by the Company, Transfer Agent and Conversion Agent as the absolute owner of the shares of Series D Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(ii) “Holder Conversion Notice” means a written notice that is executed and delivered to the Secretary of the Company by the Holders of a majority of the outstanding shares of Series D Preferred Stock at any time after the Initial Shareholders’ Meeting if Shareholder Approval is not obtained at the Initial Shareholders’ Meeting and that expressly states in such written notice that it is intended to result in the mandatory conversion of the Series D Preferred Stock pursuant to Section 9 and be the written notice contemplated by this definition. Notwithstanding anything contained herein to the contrary, the Holders may not deliver a Holder Conversion Notice between the time of the Initial Shareholders’ Meeting and prior to the date that is 180 days following the Effective Date if (i) Shareholder Approval is not obtained at the Initial Shareholders’ Meeting and (ii) the Holders of a majority of the outstanding shares of Series D Preferred Stock and the Company mutually agree in writing that the Company shall call a Subsequent Shareholder Meeting.

(jj) “Initial Shareholders’ Meeting” means the first meeting of shareholders of the Company held and completed after the Effective Date at which the Shareholder Approval is considered and voted upon.

(kk) “Junior Securities” has the meaning set forth in Section 2.

(ll) “Liquidation Preference” means, on any date of determination, the sum of (i) $1,000.00 and (ii) all Preferred Dividends (or portions thereof) (if any) not paid in cash on the relevant Preferred Dividend Dates prior to such date of determination.

(mm) “Mandatory Conversion Date” means the Business Day immediately following (i) if Shareholder Approval occurs at the Initial Shareholders’ Meeting, the date on which the Initial Shareholders’ Meeting shall have been held (provided that if the Initial Shareholders’ Meeting is held on a date after a Record Date and prior to the Preferred Dividend Payment Date corresponding thereto, the Mandatory Conversion Date shall be such corresponding Preferred Dividend Payment Date) or (ii) if Shareholder Approval is not obtained at the Initial Shareholders’ Meeting, the earliest of (x) the date on which the Shareholder Approval is obtained (provided that if the Subsequent Shareholders’ Meeting at which such Shareholder Approval is obtained is held on a date after a Record Date and prior to the Preferred Dividend Payment Date corresponding thereto, the Mandatory Conversion Date for purposes of this clause (x) shall be such corresponding Preferred Dividend Payment Date), (y) the date on which a Holder Conversion Notice is validly delivered to the Company and (z) the date on which a Company Conversion Notice is validly delivered to the Holders (provided that if such date is a date after a Record Date and prior to the Preferred Dividend Payment Date corresponding thereto, the Mandatory Conversion Date for purposes of this clause (z) shall be such corresponding Preferred Dividend Payment Date).

(nn) “Mandatory Conversion Time” means 8:00 a.m. Eastern Time on the Mandatory Conversion Date.

(oo) “Notice of Mandatory Conversion” has the meaning set forth in Section 10(a).

(pp) “Notice of Optional Conversion” has the meaning set forth in Section 10(b).

(qq) “Officer” means the Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(rr) “Optional Conversion Date” has the meaning set forth in Section 10(b).

(ss) “Person” means a legal person, including, without limitation, any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(tt) “Preferred Dividend” has the meaning set forth in Section 4(c).

(uu) “Preferred Dividend Payment Date” means January 1, April 1, July 1 and October 1 of each year; provided that if any such Preferred Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Preferred Dividend Payment Date shall instead be (and any dividend payable on Series D Preferred Stock on such Preferred Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day.

(vv) “Preferred Dividend Period” means the period commencing on and including a Preferred Dividend Payment Date and ending on and including the day immediately preceding the next Preferred Dividend Payment Date; provided that the initial Preferred Dividend Period shall commence on and include the Preferred Dividend Trigger Date and shall end on and include the day immediately preceding the first Preferred Dividend Payment Date.

(ww) “Preferred Dividend Rate” means the following, as applicable:

(i) from and after the Effective Date to but not including [insert date of first Preferred Dividend Payment Date after the Effective Date], 20[—], 2.5%,

(ii) from and after [insert date of first Preferred Dividend Payment Date after the Effective Date], 20[—] to but not including [insert date of second Preferred Dividend Payment Date after the Effective Date], 20[—], 2.75%,

(iii) from and after [insert date of second Preferred Dividend Payment Date after the Effective Date], 20[—] to but not including [insert date of third Preferred Dividend Payment Date after the Effective Date], 20[—], 3.0%,

(iv) from and after [insert date of third Preferred Dividend Payment Date after the Effective Date], 20[—] to but not including [insert date of fourth Preferred Dividend Payment Date after the Effective Date], 20[—], 3.25%,

(v) from and after [insert date of fourth Preferred Dividend Payment Date after the Effective Date], 20[—] to but not including [insert date of fifth Preferred Dividend Payment Date after the Effective Date], 20[—], 3.5%,

(vi) from and after [insert date of fifth Preferred Dividend Payment Date after the Effective Date], 20[—] to but not including [insert date of sixth Preferred Dividend Payment Date after the Effective Date], 20[—], 3.75%, and

(vii) from and after [insert date of sixth Preferred Dividend Payment Date after the Effective Date], 20[—], 4.0%.

(xx) “Preferred Dividend Trigger Date” means the date that is the earliest of (i) 180 days following the Effective Date if the Initial Shareholders’ Meeting has occurred no later than the four month anniversary of the Effective Date, (ii) the four month anniversary of the Effective Date if the Initial Shareholders’ Meeting has not occurred on or prior to such four month anniversary, (iii) the date of a valid delivery of a Holder Conversion Notice and (iv) the date of a valid delivery of a Company Conversion Notice.

(yy) “Purchase and Merger Agreement” means the Purchase Agreement and Agreement and Plan of Merger, dated as of May 29, 2014, by and among the Company, Arizona Merger Sub 2 Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent, Arizona Merger Sub 3 Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent, Sunbeam GP Holdings, LLC, a Delaware limited liability company, solely for purposes of Article V and Section 2.8 therein and solely in its capacity as the sole holder of membership interests in the General Partner (as defined therein), Sunbeam GP LLC, a Delaware limited liability company and the general partner of the Partnership, Sunbeam Holdings, L.P., a Delaware limited partnership, Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Partnership, and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, solely in its capacity as agent and attorney-in-fact for Seller and the Unitholders (as defined therein), as it may be amended from time to time.

(zz) “Qualifying Future Parity Stock” means any Preferred Stock that (i) ranks on a parity with the Series D Preferred Stock and the Series E Preferred Stock with respect to dividend rights, rights on liquidation, winding-up and dissolution and redemption and repurchase rights and (ii) is issued and sold by the Company for cash proceeds and substantially simultaneously with the consummation of such issuance and sale the Company (A) exercises its right pursuant to Section 7(b) of the Series E Articles of Amendment by delivery of a Company Redemption Notice (as defined in the Series E Articles of Amendment) to redeem the Series E Preferred Stock using such proceeds (net of the Company’s out-of-pocket costs and expenses directly related to such issuance and sale) (the “Qualifying Preferred Issuance Proceeds”) and (B) if the Qualifying Preferred Issuance Proceeds exceed the Company Redemption Price (as defined in the Series E Articles of Amendment) for all of the then outstanding shares of Series E Preferred Stock, exercises its right pursuant to Section 7(a) hereof by delivery of a Company Redemption Notice to redeem the Series D Preferred Stock using such excess Qualifying Preferred Issuance Proceeds.

(aaa) “Record Date” has the meaning set forth in Section 4(d).

(bbb) “Redemption” has the meaning set forth in Section 7(b)(iv).

(ccc) “Reorganization Event” has the meaning set forth in Section 12(a).

(ddd) “Repurchase Price” has the meaning set forth in Section 8(a)(i).

(eee) “Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

(fff) “Series D Preferred Stock” has the meaning set forth in Section 1.

(ggg) “Series E Articles of Amendment” means the Articles of Amendment of the Company to the Second Amended and Restated Charter of the Company, dated as of [—], 2014, that set forth preferences, limitations and relative rights of the Series E Preferred Stock, as it may be amended from time to time.

(hhh) “Series E Preferred Stock” means the shares of the Company’s Series E Contingent Convertible Preferred Stock, no par value per share, designated by the Series E Articles of Amendment.

(iii) “Shareholder Approval” means all shareholder approvals necessary to approve the conversion of all of the issued and outstanding shares of Series D Preferred Stock and Series E Preferred Stock into shares of Common Stock and the issuance of any shares of Common Stock which may be issued pursuant to the terms of these Articles of Amendment and the Series E Articles of Amendment for purposes of Rule 5635 of the NASDAQ Marketplace Rules.

(jjj) “Subsequent Shareholders’ Meeting” means any meeting of the shareholders of the Company that is held and completed after the Initial Shareholders’ Meeting at which the Shareholder Approval is considered and voted upon.

(kkk) “Subsidiary” of any Person (for purposes of this definition, the “Controlling Company”) means any other Person (i) of which a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned, directly or indirectly, by the Controlling Company, (ii) with respect to which the Controlling Company or its Subsidiaries is a general partner or managing member, and/or (iii) that is a related entity the financial position and the results of operations of which are included in the consolidated financial statements of the Controlling Company.

(lll) “Survivor of a Fundamental Change” means the surviving entity upon the consummation of a Fundamental Change.

(mmm) “Trading Day” means a day on which the shares of Common Stock:

(i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(nnn) “Transfer Agent” means the Person acting as transfer agent, registrar and paying agent for the Series D Preferred Stock as set forth in Section 16, and its successors and assigns.

(ooo) “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 4. Dividends.

(a) From and after the Effective Date, the Holders shall be entitled to receive (i) when, as and if declared by the Board of Directors, out of funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(b) and (ii) cumulative dividends in the amount determined as set forth in Section 4(c).

(b) If the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders a cash dividend in an amount per share of Series D Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible pursuant to Section 9(a) (assuming for purposes of this determination that the Shareholder Approval has been obtained, whether or not the Shareholder Approval has in fact been obtained, and without giving effect to Section 9(b)). Dividends payable pursuant to this Section 4(b) shall be payable on the same date that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock or any other Junior Securities unless the full dividends contemplated by this Section 4(b) are paid at the same time in respect of the Series D Preferred Stock.

(c) Commencing on the Preferred Dividend Trigger Date and ending on the Mandatory Conversion Date, in addition to participation in cash dividends on Common Stock as set forth in Section 4(b), holders of the Series D Preferred Stock shall be entitled to receive, on each share of Series D Preferred Stock and with respect to each Preferred Dividend Period, an amount (such amount, the “Preferred Dividend”) equal to (i) the Preferred Dividend Rate, multiplied by (ii) the Liquidation Preference as determined on the Preferred Dividend Payment Date with respect to such Preferred Dividend (without taking into account any failure to pay such Preferred Dividend in full on such Preferred Dividend Payment Date). The Company may elect to pay the Preferred Dividend in cash, or if and to the extent that the Company does not pay the entire Preferred Dividend for a particular Preferred Dividend Period in cash on the applicable Preferred Dividend Payment Date for such period, the amount of such Preferred Dividend not paid in cash shall be added to the Liquidation Preference in accordance with the definition thereof. Preferred Dividends shall begin to accrue and be cumulative from the Preferred Dividend Trigger Date, whether or not the Company has funds legally available for such dividends or such dividends are declared, and shall be payable in arrears on the first Preferred Dividend Payment Date after such Preferred Dividend Period. Dividends that are payable on the Series D Preferred Stock on any Preferred Dividend Payment Date shall be payable to the Holders on the Record Date for such Preferred Dividend.

(d) Each dividend will be payable to Holders of record as they appear in the records of the Corporation at the close of business on the applicable record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the fifteenth day of the month immediately prior to the month in which the relevant Preferred Dividend Payment Date occurs or, if such date is not a Business Day, the next Business Day after such date.

(e) If any quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series D Preferred Stock for any Preferred Dividend Period have not been declared and paid in cash in full, or declared and funds set aside in cash in full therefor, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its capital stock, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants that has been approved by the Board of Directors or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto, (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities and (iv) dividends, redemptions and repurchases of the Series E Preferred Stock pursuant to the terms of the Series E Articles of Amendment.

(f) Payments of cash for dividends will be delivered to the Holders at their addresses listed in the stock record books maintained by the Transfer Agent.

(g) If the Conversion Date with respect to any share of Series D Preferred Stock is prior to the Record Date for any Preferred Dividend Period or the Record Date for the payment date of any cash dividend on the Common Stock, as applicable, the Holder of such share of Series D Preferred Stock will not have the right to receive any corresponding dividends on such share of Series D Preferred Stock. If the Conversion Date with respect to any share of Series D Preferred Stock is on or after the Record Date for any such dividend and prior to the payment date for that dividend, the Holder of such share of Series D Preferred Stock shall receive that dividend on the relevant payment date if the Holder was the Holder of record on the Record Date for that dividend.

Section 5. Liquidation.

(a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities, in the amount per share of Series D Preferred Stock equal to the greater of (i) the Liquidation Preference, plus an amount equal to all accrued but unpaid dividends thereon, whether or not declared, to and including the date of such liquidation, dissolution or winding up that have not previously been added to the Liquidation Preference and (ii) the amount the Holder of such share of Series D

Preferred Stock would have received upon such liquidation, dissolution or winding up of the Company if the Mandatory Conversion Time had occurred immediately prior thereto and such share of Series D Preferred Stock had converted into shares of Common Stock pursuant to Section 9(a) (assuming for purposes of this determination that the Shareholder Approval has been obtained, whether or not the Shareholder Approval has in fact been obtained, and without giving effect to Section 9(b)). After payment of the full amount of such liquidating distributions, the Holders shall not be entitled to participate in any further distributions of the remaining assets of the Company.

(b) In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series D Preferred Stock and the corresponding amounts payable on any shares of Series E Preferred Stock and Qualifying Future Parity Stock, the Holders and the holders of such shares of Series E Preferred Stock and Qualifying Future Parity Stock shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c) For the purposes of this Section 4, a Fundamental Change (in and of itself) shall be deemed not to be a liquidation, dissolution or winding-up of the Company subject to this Section 4 (it being understood that an actual liquidation, dissolution or winding up of the Company in connection with a Fundamental Change will be subject to this Section 4).

Section 6. Maturity. The Series D Preferred Stock shall be perpetual unless converted, redeemed or repurchased in accordance with these Articles of Amendment.

Section 7. Redemption. Each share of Series D Preferred Stock is redeemable as provided in this Section 7.

(a) Redemption at the Option of the Company.

(i) At any time after the Effective Date, if and only if none of the shares of Series E Preferred Stock are outstanding, the Company, at its option and election, may redeem (out of funds legally available therefor) all or any portion of the outstanding shares of Series D Preferred Stock, by delivery of a Company Redemption Notice, at a purchase price, payable in cash, per share of Series D Preferred Stock equal to the greater of the following (as applicable, the “Company Redemption Price”): (A) determined as of (but excluding) the Company Redemption Date, the sum of the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared, that have not previously been added to the Liquidation Preference and (B) the product of (x) the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible pursuant to Section 9(a) (assuming for purposes of this determination that the Shareholder Approval has been obtained, whether or not the Shareholder Approval has in fact been obtained, and without giving effect to Section 9(b)), multiplied by (y) the greater of (I) the average Closing Price of the Common Stock on the last twenty (20) completed Trading Days immediately prior to the delivery of the Company Redemption Notice and (II) if a Fundamental Change has been announced or the execution of an agreement providing for a Fundamental Change has been executed prior to the Company Redemption Date, the Fundamental Change Share Price (if any).

(ii) If the Company elects to redeem all or any portion of the Series D Preferred Stock pursuant to Section 7(a)(i), the “Company Redemption Date” shall be the date on which the Company elects to consummate such redemption; provided, however, that, if the Company has entered into a definitive agreement with respect to any Fundamental Change pursuant to a transaction contemplated by clause (iv) of the definition of “Fundamental Change” prior to the Company electing to redeem all or any portion of the Series D Preferred Stock pursuant to Section 7(a)(i), then the Company Redemption Date shall be no later than the date on which such Fundamental Change is consummated. The Company shall deliver a written notice of such redemption (a “Company Redemption Notice”) not less than ten (10), nor more than fifteen (15), Business Days prior to the Company Redemption Date, addressed to the Holders as of the date of such notice. The Company Redemption Notice must state the following: (A) the aggregate number of shares of Series D Preferred Stock to be redeemed and the number of shares of Series D Preferred Stock to be redeemed from each Holder; (B) the Company Redemption Date; (C) the Company Redemption Price; (D) the name of the redemption agent to whom, and the address of the place to where, the Series D Preferred Stock are to be surrendered for payment of the Company Redemption Price; and (E) that dividends, if any, on the shares to be redeemed will cease to accrue on such Company Redemption Date, provided that the Company Redemption Price shall have been paid in full on the Company Redemption Date.

(b) Mechanics of Redemption.

(i) Prior to 2:00 p.m. (New York City time) on or prior to the Business Day immediately prior to the Company Redemption Date, the Company shall deposit with a redemption agent an amount of money (in immediately available funds) sufficient to pay the Company Redemption Price on the Company Redemption Date. The redemption agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(ii) The redemption agent on behalf of the Company shall pay the Company Redemption Price on the Company Redemption Date, upon surrender of the certificates (or, if applicable, the affidavit described in the proviso below) representing the shares of Series D Preferred Stock to be redeemed (properly endorsed or assigned for transfer); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to deliver a customary affidavit in which it would agree to indemnify the Company (it being understood that there shall be no requirement to post any bond in respect of such indemnity), prior to paying such Company Redemption Price. Notwithstanding the foregoing, the Company shall remain liable for the payment of the Company Redemption Price to the extent such amounts are not paid as provided herein. Each Holder will be entitled to receive the Company Redemption Price hereunder by wire transfer of immediately available funds.

(iii) In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the shares not redeemed, without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificate for shares of Series D Preferred Stock are issued in a name other than the name of the selling holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Series D Preferred Stock not redeemed other than any such tax due because a certificate for shares of Series D Preferred Stock is issued in a name other than the name of the selling holder.

(iv) Shares of Series D Preferred Stock to be redeemed on the Company Redemption Date will, from and after such date no longer be deemed to be outstanding and all powers, designations, preferences and other rights of the holder thereof as a holder of Series D Preferred Stock (except the right to receive from the Company the Company Redemption Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series D Preferred Stock is not redeemed due to a default in payment by the Company or because the Company is otherwise unable to pay the Company Redemption Price in cash in full, such share of Series D Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the accrual and payment of dividends) as provided herein.

(v) Notwithstanding anything in this Section 7 to the contrary, each Holder of shares of Series D Preferred Stock after the Mandatory Conversion Time shall retain the right to convert any of such shares of Series D Preferred Stock to be redeemed in accordance with Section 9(b) at any time on or prior to the Company Redemption Date; provided, however, that any shares of Series D Preferred Stock for which any such Holder delivers a Notice of Optional Conversion to the Company pursuant to Section 10(b) prior to the Company Redemption Date shall not be redeemed pursuant to this Section 7.

(vi) Any redemption of the Series D Preferred Stock pursuant to this Section 7 (such redemption, the “Redemption”) shall be payable out of any cash legally available therefor. The Company shall not be permitted to effect a Redemption if the Company has insufficient funds to redeem the shares of Series D Preferred Stock to be so redeemed upon the Redemption.

Section 8. Fundamental Change.

(a) Repurchase at the Option of the Holders.

(i) In connection with any Fundamental Change, each Holder shall have the right, at such Holder’s option, to require the Company to, or to cause the Survivor of a Fundamental Change (such Survivor of a Fundamental Change, the “Acquirer”) to, purchase each share of Series D Preferred Stock then-outstanding (the “Fundamental Change Offer”) at a purchase price per share in cash equal to the greater of the following (the “Repurchase Price”): (A) determined as of (but excluding) the Fundamental

Change Effective Date, the sum of the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared, that have not previously been added to the Liquidation Preference and (B) the product of (x) the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible pursuant to Section 9(a) (assuming for purposes of this determination that the Shareholder Approval has been obtained, whether or not the Shareholder Approval has in fact been obtained, and without giving effect to Section 9(b)), multiplied by (y) the greater of (I) the average Closing Price of the Common Stock on the last twenty (20) completed Trading Days immediately prior to the Fundamental Change Effective Date and (II) the Fundamental Change Share Price (if any).

(ii) Within 30 days following any Fundamental Change, the Company shall mail a written notice of Fundamental Change (the “Fundamental Change Notice”) by first-class mail addressed to the Holders as of the date of announcement of such transaction or execution of such agreement providing for such Fundamental Change. Each Fundamental Change Notice must state that: (A) the Fundamental Change Purchase Date (which shall be no earlier than 30 days not later than 60 days from the date notice is mailed); (B) the Fundamental Change Offer may be accepted by delivery, no later than the date that is five (5) Business Days immediately prior to the Fundamental Change Purchase Date, of a written revocable notice specifying the number of shares to be repurchased, and the date by which such notice must be given pursuant to this Section 8(a); (C) the Repurchase Price, specifying the individual components thereof; (D) the name of the paying agent to whom, and the address of the place to where, the Series D Preferred Stock are to be surrendered for payment of the Repurchase Price; (E) any shares of Series D Preferred Stock not tendered for payment shall continue to be outstanding and holders thereof shall remain entitled to, among other things, the payment of dividends thereon and exercise their conversion rights (whether on the date of consummation of the Fundamental Change or otherwise); and (F) the circumstances and material facts regarding such Fundamental Change, including the anticipated effective date of the Fundamental Change.

(iii) Notwithstanding this Section 8, the Fundamental Change Offer shall be subject to, and be made in compliance with, Regulation 14E under the Exchange Act and any other federal and state securities laws, as applicable, including any applicable time periods.

(b) Mechanics of Repurchase.

(i) Prior to 2:00 p.m. (New York City time) on or prior to the Business Day immediately prior to the Fundamental Change Purchase Date, the Company shall deposit with a paying agent an amount of money (in immediately available funds) sufficient to pay the aggregate Repurchase Price on the Fundamental Change Purchase Date. Notwithstanding the deposit of such funds, the Company shall remain liable for the payment of the Repurchase Price to the extent such Repurchase Price is not paid as provided herein.

(ii) The paying agent on behalf of the Company shall pay the Repurchase Price on the Fundamental Change Purchase Date upon surrender of the certificates (or, if applicable, the affidavit described in the proviso below) representing the shares of Series D Preferred Stock to be repurchased (properly endorsed or assigned for transfer); provided that if such certificates are lost, stolen or destroyed, the Company may require such holder to deliver a customary affidavit in which it would agree to indemnify the Company (it being understood that there shall be no requirement to post any bond in respect of such indemnity), prior to paying such Repurchase Price. Notwithstanding the foregoing, the Company shall remain liable for the payment of the Repurchase Price to the extent such amounts are not paid as provided herein. Each Holder will be entitled to receive payment of the Repurchase Price hereunder by wire transfer of immediately available funds.

(iii) In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the shares not purchased, without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificate for shares of Series D Preferred Stock are issued in a name other than the name of the selling holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Series D Preferred Stock not repurchased other than any such tax due because a certificate for shares of Series D Preferred Stock is issued in a name other than the name of the selling holder.

(iv) Subject to clause (vi) below, from and after the Fundamental Change Purchase Date, shares of the Series D Preferred Stock to be repurchased on such Fundamental Change Purchase Date will no longer be deemed to be outstanding and all powers, designations, preferences and other rights of the holder thereof as a holder of Series D Preferred Stock (except the right to receive from the Company the Repurchase Price) shall cease and terminate with respect to such shares; provided that in the event that a share of Series D Preferred Stock is not repurchased due to a default in payment by the Company or because the Company is otherwise unable to pay the Repurchase Price in full, such share of Series D Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights (including but not limited to the payment of dividends and the conversion rights) as provided herein.

(v) Notwithstanding anything in this Section 8 to the contrary, each Holder shall retain the right to withdraw an election to have such shares repurchased or any tender of such shares in the Fundamental Change Offer on or prior to the Fundamental Change Purchase Date; provided, however, that, where a holder of Series D Preferred Stock exercises such rights, the shares of Series D Preferred Stock of such holder shall not be repurchased pursuant to this Section 8.

(vi) The Company shall not be required to make a Fundamental Change Offer if an Affiliate in control of the Company makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 8 and purchases all shares of Series D Preferred Stock validly tendered and not withdrawn under such Fundamental Change Offer; provided, that if an Affiliate in control of the Company makes such repurchase, the shares of Series D Preferred Stock so purchased shall remain outstanding in the hands of such Affiliate.

(vii) The Company will not enter into any agreement providing for or otherwise authorize, and the Company shall not have the corporate power to effect, a Fundamental Change unless the Acquirer agrees to cause the Company to make the repurchases contemplated in this Section 8 and agrees, for the benefit of the holders of record of the Series D Preferred Stock (including making them beneficiaries of such agreement), that to the extent the Company is not legally able to repurchase the Series D Preferred Stock, the Acquirer will purchase the Series D Preferred Stock on the terms set forth in this Section 8.

(viii) Any repurchase of the Series D Preferred Stock pursuant to this Section 8 shall be payable out of any cash legally available therefor, and if there is not a sufficient amount of cash available, then out of the remaining assets of the Company legally available therefor (valued at the fair market value thereof on the date of payment). The Company shall take all actions required or permitted under Tennessee law to permit the repurchase of the Series D Preferred Stock, including, without limitation, through the revaluation of its assets in accordance with Tennessee law, to make funds legally available for such repurchase. To the extent that the Company has insufficient funds to repurchase all of the shares of Series D Preferred Stock pursuant to this Section 8, the Company shall use available funds to repurchase a portion of such Series D Preferred Stock from each Holder on the basis of the relative amount of Series D Preferred Stock then held by each such Holder.

Section 9. Mandatory Conversion. Each share of Series D Preferred Stock shall be convertible into shares of Common Stock in the manner contemplated by this Section 9.

(a) Subject to Section 9(b), effective at the Mandatory Conversion Time, each share of the Series D Preferred Stock shall automatically convert into (i) a number of shares of Common Stock equal to the quotient of (A) determined as of (but excluding) the Mandatory Conversion Date, the sum of the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared, that have not previously been added to the Liquidation Preference, divided by (B) the Conversion Price (subject to the conversion procedures of Section 10), plus (ii) cash in lieu of any fractional share as determined in accordance with Section 14 hereof.

(b) Notwithstanding Section 9(a), the Series D Preferred Stock held by a Holder shall not be convertible into Common Stock and the Company shall not cause the Series D Preferred Stock held by a Holder to be converted into Common Stock or otherwise issue shares of Common Stock to such Holder pursuant to this Section 9, and no Holder will be permitted to convert shares of Series D Preferred Stock into shares of Common Stock pursuant to this Section 9 if, in each case, and to the extent that, immediately following such conversion, such Holder, together with such Holder’s Affiliates that would be aggregated for purposes of determining a group exists under Section 13(d) of the Exchange Act, would Beneficially Own more than 9.99% of the then outstanding shares of Common Stock (the “Conversion Limitation”). If and to the extent this Section 9(b) shall apply to the Series D Preferred Stock of a Holder at the Mandatory Conversion Time, subject in all respects to the Conversion Limitation, such Holder thereafter shall be entitled to convert, at any time and from time to time, at the option and election of such Holder or as shall otherwise be required by the Shareholders’ Agreement (as defined in the Purchase and Merger Agreement), any or all shares of outstanding Series D Preferred Stock held by such Holder into (i) a number of shares of Common Stock equal to the quotient of (A) determined as of (but excluding) the applicable Optional Conversion Date, the sum of the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared, that have not previously been added to the Liquidation Preference, divided by (B) the Conversion Price (subject to the conversion procedures of Section 10), plus (ii) cash in lieu of any fractional share as determined in accordance with Section 14 hereof. Upon the written request of any Holder, the Company shall promptly (and, in any event, no later than the next Business Day) confirm in writing to such Holder the number of shares of Common Stock then outstanding. Notwithstanding anything to the contrary set forth herein, this Section 9(b) shall cease to apply in any respect effective at the Mandatory Conversion Time if Shareholder Approval has occurred prior to the Mandatory Conversion Time.

Section 10. Conversion Procedures.

(a) In the event of mandatory conversion pursuant to Section 9(a), the Company shall provide notice of such conversion to each Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date and the Mandatory Conversion Time;

(ii) the number of shares of Common Stock issued upon the mandatory conversion of each share of Series D Preferred Stock;

(iii) the amount of any fractional share of Common Stock that were not issued upon conversion of each share of Series D Preferred Stock and the amount of cash that will be paid in lieu thereof as determined in accordance with Section 13 hereof; and

(iv) the place or places where certificates for shares of Series D Preferred Stock are to be surrendered for issuance of certificates representing such issued shares of Common Stock.

(b) If the Conversion Limitation set forth in Section 9(b) applies to any Holder and a portion of such Holder’s shares of Series D Preferred Stock do not mandatorily convert pursuant to Section 9(a), then in order for such Holder subsequently to convert shares of Series D Preferred Stock pursuant to Section 9(b) (subject in all cases to the Conversion Limitation), such Holder must surrender the certificates representing such shares of Series D Preferred Stock at the office of the Conversion Agent, together with written notice (the “Notice of Optional Conversion”) that such Holder elects to convert all or such number of shares represented by such certificates as specified therein and at the exact time identified therein (such time, the “Optional Conversion Time”). With respect to a conversion pursuant to Section 9(b), the date of receipt of such certificates, together with such notice, by the Conversion Agent will be the date of conversion (the “Optional Conversion Date”).

(c) Effective immediately prior to the close of business on the Mandatory Conversion Date or the Optional Conversion Date, as applicable (the “Conversion Date”), dividends shall no longer be declared or accrued on the converted shares of Series D Preferred Stock and such converted shares of Series D Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holders to receive any unpaid dividends on such shares to the extent provided in Section 4(g) and any other payments to which the Holders are otherwise entitled pursuant to Section 9, Section 12 or Section 14 hereof, as applicable.

(d) Prior to the Mandatory Conversion Time or the Optional Conversion Time, as applicable (the “Conversion Time”), shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series D Preferred Stock shall not be deemed outstanding for any purpose, and the Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series D Preferred Stock.

(e) Shares of Series D Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and, subject to any consent or vote required pursuant to Section 13(b) hereof or Section 13(b) of the Series E Articles of Amendment, available for future issuance. The Company may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series D Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series D Preferred Stock below the number of shares of Series D Preferred Stock then outstanding.

(f) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series D Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities and the owners of such cash or other property as of the Conversion Time. In the event that the Holders shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series D Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holders and in the manner shown on the records of the Company.

(g) On the Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to the Holders and such Holders’ designee upon presentation and surrender of the certificate evidencing the Series D Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

(h) In case fewer than all the shares of Series D Preferred Stock represented by a certificate are to be converted, a new certificate shall be issued representing the shares of Series D Preferred Stock not converted, without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificate for shares Series D Preferred Stock are issued in a name other than the name of the selling holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due upon the issuance of a new certificate for any shares of Series D Preferred Stock not converted other than any such tax due because a certificate for shares Series D Preferred Stock is issued in a name other than the name of the selling holder.

(i) If the conversion of Series D Preferred Stock pursuant to Section 9(b) is in connection with any sale, transfer or other disposition of the Common Stock issuable upon conversion of the Series D Preferred Stock, the conversion may, at the option of any Holder tendering any share of Series D Preferred Stock for conversion, be conditioned upon the closing of the sale, transfer or the disposition of shares of Common Stock issuable upon conversion of Series D Preferred Stock with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such shares of Series D Preferred Stock shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.

Section 11. Anti-Dilution Adjustments.

(a) The Conversion Price shall be subject to the following adjustments:

(i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such dividend or distribution by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

The adjustment pursuant to this clause (i) shall become effective at 9:00 a.m., New York City time on the Ex-Date for such dividend or distribution. For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

(ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the effective date of such share subdivision, split or combination by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

The adjustment pursuant to this clause (ii) shall become effective at 9:00 a.m., New York City time on the effective date of such subdivision, split or combination. For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

(iii) Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such issuance by the following fraction:

OS0 + Y
OS0 + X

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

Any adjustment pursuant to this clause (iii) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such issuance. For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be reasonably determined by the Board of Directors).

(iv) Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding (A) any dividend or distribution referred to in clause (i) above, (B) any rights or warrants referred to in clause (iii) above, (C) any dividend or distribution paid exclusively in cash, (D) any consideration payable in connection with a tender or exchange offer made by the Company or any of its Subsidiaries referred to in clause (vi) below, and (E) any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit in the case of certain spin-off transactions as described below in this clause (iv)), then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the Trading Day immediately prior to the Ex-Date for such distribution by the following fraction:

SP0 - FMV
SP0

Where,

SP0 = the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a Subsidiary or other business unit, the Conversion Price will be adjusted on the 15th Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such 15th Trading Day by the following fraction:

MP0
MP0 + MPs

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as reasonably determined by the Board of Directors.

Any adjustment pursuant to this clause (iv) shall become effective immediately prior to 9:00 a.m., New York City time, on the Ex-Date for such distribution. In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(v) Self Tender Offers and Exchange Offers. If the Company or any of its Subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price will be adjusted by multiplying the Conversion Price in effect at 5:00 p.m., New York City time on the expiration date of the offer by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1 = the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC = the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as reasonably determined by the Board of Directors with respect to such other consideration.

Any adjustment made pursuant to this clause (vi) shall become effective immediately prior to 9:00 a.m., New York City time, on the Trading Day immediately following the expiration of the tender or exchange offer. In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(vi) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of the shares of the Series D Preferred Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b) The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 11, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10th of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that effective at the Mandatory Conversion Time in the case of conversion pursuant to Section 9(a) or the close of business on the Optional Conversion Date in the case of conversion pursuant to Section 9(b), adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii) If the Holders of a majority of the outstanding shares of Series D Preferred at the time that an adjustment to the Conversion Price otherwise would be made pursuant to this Section 11 request in writing to the Company, the Company shall take all action necessary to allow the Holders to participate in such transaction that would otherwise give rise to such adjustment, without having to convert the Series D Preferred Stock, as if they held at the time of such transaction the full number of shares of Common Stock into which a share of the Series D Preferred Stock may then be converted (assuming for purposes of this determination that the Shareholder Approval has been obtained, whether or not the Shareholder Approval has in fact been obtained) and, subject to the Company’s compliance in full with the foregoing, no adjustment to the Conversion Price shall be made as a result of such transaction.

(d) Whenever the Conversion Price is to be adjusted in accordance with Section 11(a) or Section 11(b), the Company shall: (i) compute the Conversion Price in accordance with Section 11(a) or Section 11(b), taking into account the $0.01 threshold set forth in Section 11(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to Section 11(a) or Section 11(b), taking into account the $0.01 threshold set forth in Section 11(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 11(a) or Section 11(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

Section 12. Reorganization Events.

(a) In the event of:

(i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii) any reclassification of the shares of Common Stock into securities other than Common Stock; or

(iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person;

(any such event specified in this Section 12(a), a “Reorganization Event”), each share of Series D Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall thereafter be convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder (other than the counterparty to the Reorganization Event or an Affiliate of such other party) of the number of shares of Common Stock into which each share of Series D Preferred Stock would then be convertible (assuming for purposes of this determination that the Shareholder Approval has been obtained, whether or not the Shareholder Approval has in fact been obtained) (such securities, cash and other property, the “Exchange Property”).

(b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series D Preferred Stock in accordance with Section 10 shall be determined based upon the Conversion Price in effect on the Mandatory Conversion Date.

(c) The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of Section 11 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d) The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.

(e) The Company shall not enter into any transaction constituting a Reorganization Event unless the agreements entered into by the Company and its Subsidiaries in connection with such Reorganization Event provide for, or do not interfere with or prevent (as applicable), conversion of the Series D Preferred Stock into Exchange Property in a manner that is consistent with and gives effect to this Section 12. For the avoidance of doubt, nothing in this Section 12 shall be construed as preventing the holders of Series D Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the Tennessee Business Corporation Act in connection with any Reorganization Event triggering an adjustment hereunder, nor shall this Section 12 be deemed conclusive evidence of the fair value of the shares of Series D Preferred Stock in any such appraisal proceeding.

Section 13. Voting Rights.

(a) The Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 13.

(b) So long as any shares of Series D Preferred Stock are outstanding, the vote or consent of the Holders of at least a majority of the shares of Series D Preferred Stock at the time outstanding, voting as a single class given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for the Company or any of its Subsidiaries to effect any of the following actions (whether directly or indirectly and whether by amendment, merger, consolidation or otherwise), whether or not such vote or consent is required by Tennessee law:

(i) any amendment, alteration or repeal of any provision of the Charter (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely;

(ii) any issuance of additional shares of Series D Preferred Stock;

(iii) any amendment or alteration of the Charter (including these Articles of Amendment) to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock (other than Qualifying Future Parity Stock) that rank on parity with, or prior to, the Series D Preferred Stock in the payment of dividends, in the distribution of assets on any liquidation, dissolution or winding up of the Company or with respect to redemption rights; or

(iv) the consummation of a binding share exchange or reclassification involving the Series D Preferred Stock or a merger or consolidation of the Company with another entity, except that the Holders will have no right to vote or consent under this provision or under Tennessee law if in each case (A) (x) the Company is the surviving or resulting entity without any new ultimate parent and the Series D Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series D Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series D Preferred Stock, taken as a whole or (B) the Company shall have exercised its right of redemption set forth in Section 7 and paid the Company Redemption Price in full to each of the Holders in respect of their shares of Series D Preferred Stock.

(c) Notwithstanding the foregoing, the Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series D Preferred Stock shall have been converted into shares of Common Stock.

Section 14. Fractional Shares.

(a) No fractional shares of Common Stock will be issued as a result of the conversion of shares of Series D Preferred Stock.

(b) In lieu of any fractional share of Common Stock otherwise issuable in respect of the conversion pursuant to Section 9 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c) If more than one share of the Series D Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series D Preferred Stock so surrendered.

Section 15. Reservation of Common Stock.

(a) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series D Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series D Preferred Stock then outstanding. For purposes of this Section 15(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series D Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) All shares of Common Stock delivered upon conversion of the Series D Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series D Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(d) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on The NASDAQ Global Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series D Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the conversion of Series D Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series D Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 16. Transfer Agent and Conversion Agent. The duly appointed Transfer Agent and Conversion Agent for the Series D Preferred Stock initially shall be Computershare Trust Company N.A. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 17. Repurchase of Junior Securities. For so long as any shares of Series D Preferred Stock shall be outstanding, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other similar acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors of consultants that has been approved by the Board of Directors or in connection with a dividend reinvestment or shareholder purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

Section 18. Replacement Certificates.

(a) If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series D Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series D Preferred Stock formerly evidenced by the certificate.

Section 19. Miscellaneous.

(a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at [—], Attention: [—] or to the Transfer Agent at 250 Royall Street, Canton, MA 02021, Attention: [—] or other agent of the Company designated as permitted by these Articles of Amendment, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder or holder at the address listed in the stock record books of the Company (which may include the records of any transfer agent for the Series D Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder or holder, as the case may be, shall have designated by notice similarly given.

(b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series D Preferred Stock, shares of Common Stock or other securities issued on account of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Series D Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

FIFTH: The date of these Articles of Amendment’s adoption is [—], 2014.

SIXTH: These Articles of Amendment to the Charter were duly adopted by the Board of Directors of the Company.

SEVENTH: No shareholder action was required to adopt these Articles of Amendment.

EXECUTED this [—] day of [—], 2014.

AMSURG CORP.

By:
Name:
Title:

[Signature Page to Series D Articles of Amendment]